Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

April 24, 2006

New World Restaurant Group, Inc.

1687 Cole Boulevard

Golden, Colorado  80401

Re:                               Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the registration statement on Form S 8 to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 24, 2006 (the “Registration Statement”) by New World Restaurant Group, Inc., a Delaware corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 1,150,000 shares of its common stock, $0.001 par value (the “Incentive Plan Common Stock”), which may be offered and issued under the 2004 Executive Employee Incentive Stock Option Plan (the “Incentive Plan”) and 200,000 shares of its common stock, $0.001 par value (the “Director Plan Common Stock” and, together with the Incentive Plan Common Stock, the “Common Stock”) which may be offered and issued under the Stock Option Plan for (Non-Employee) Independent Directors (the “Director Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and Third Amended Bylaws, as amended; the originals or copies certified to our satisfaction of certain corporate records and proceedings of the Company, including actions taken by the Company’s Board of Directors in connection with the authorization and issuance of the Common Stock and related matters; and such other certificates, instruments and documents as we deemed appropriate to enable us to render the opinion expressed below.

In all such examinations, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  We have relied as to factual matters upon and have assumed the accuracy of, the statements made in a certificate of an officer of the Company delivered to us and the certificates and other statements or information of or from public officials and officers and representatives of the Company.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock reserved for issuance under the Incentive Plan and the Director Plan, as applicable, when sold and delivered by the Company as contemplated by the Registration Statement and in accordance with the terms of the Incentive Plan or the Director Plan, as applicable, will be validly issued, fully paid and non assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws).

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We do not express an opinion on any matters other than those expressly set forth in this letter.  The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Sincerely,

/s/ HOLME ROBERTS & OWEN LLP